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EXHIBIT 14.2

 Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-189721) of Fresenius Medical Care AG & Co. KGaA of our report dated February 23, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20F. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 20F.

Frankfurt am Main, Germany
February 23, 2021

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Peter Kartscher	/s/ Holger Lutz
Wirtschaftsprüfer	Wirtschaftsprüfer

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  EXHIBIT 14.2
Consent of Independent Registered Public Accounting Firm